P10 Reports Third Quarter 2024 Earnings Results

Generated Record Quarterly Revenue of $74.2 Million, a 26% Annual Increase

DALLAS, November 7, 2024 (GLOBE NEWSWIRE) - P10, Inc. (NYSE: PX) (the “Company”), a leading private markets solutions provider, today reported financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights

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Revenue: $74.2 million, a 26% increase year over year.
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Fee-Related Revenue: $72.9 million, a 26% increase year over year.
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Fee-Paying Assets Under Management: $24.9 billion, a 10% increase year over year.
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GAAP Net Income/(Loss): $1.3 million compared to $(8.8) million in the prior year.
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Adjusted EBITDA: $35.3 million compared to $29.6 million in the prior year.
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Fee-Related Earnings: $35.1 million compared to $29.5 million in the prior year.
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Adjusted Net Income: $30.8 million, compared to $24.3 million in the prior year.
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Fully diluted GAAP EPS: $0.01 compared to $(0.07) in the prior year.
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Fully diluted ANI per share: $0.26, compared to $0.20 in the prior year.

A presentation of the quarterly financials may be accessed here and is available on the Company’s website.

“In the third quarter P10 delivered record results and made demonstrable progress on our strategic growth plan,” said Luke Sarsfield, P10 Chairman and Chief Executive Officer. “During the quarter, our investment strategies achieved a record $1.4 billion in gross new fee-paying AUM, and we announced our first strategic acquisition in over two years with Qualitas Funds. Following a transformational year for the platform, we believe we are well positioned with the expertise and resources to expand our core service offerings, pursue value creating M&A, and drive shareholder returns.”

Agreement to Acquire Qualitas Funds

As previously announced, on September 16, 2024, P10 entered into a definitive agreement to acquire Qualitas Equity Funds SGEIC, S.A. (“Qualitas Funds”) for an initial purchase price of $63 million with the potential for additional earnout consideration. Qualitas Funds is a Madrid-based private equity investing platform that provides fund-of-funds, direct co-investing and NAV financing opportunities in the European lower-middle market to more than 1,300 limited partners across the ultra-high-net-worth, family office, and institutional channels. The firm has approximately $1 billion in fee-paying assets under management and a strong expected growth trajectory.

The transaction is expected to close in the first quarter of 2025, subject to customary closing conditions and regulatory approvals, including Spanish regulatory approval. For more information on the transaction, please visit the investor relations section of P10’s website, where an investor presentation is available, or access the Company’s filings on the SEC website.

Expanded Credit Agreement

During the quarter, the Company announced an amended and restated credit agreement that increases the Company’s total borrowing capacity from $359 million to $500 million and provides for an ability to increase the amount of the credit facilities by up to $125M, subject to certain conditions. The revised credit agreement extends maturities to August 1, 2028. JPMorgan Chase Bank, N.A., KeyBanc Capital Markets, Inc., and Texas Capital Bank served as joint lead arrangers and joint bookrunners.

Stock Repurchase Program

In the third quarter, the Company repurchased approximately 609,300 shares at an average price of $10.15 per share. The repurchase activity left approximately $13.9 million available under the repurchase authorization at the end of the third quarter.

Declaration of Dividend

The Board of Directors of the Company has declared a quarterly cash dividend of $0.035 per share on Class A and Class B common stock, payable on December 20, 2024, to the holders of record as of the close of business on November 29, 2024.

Conference Call Details

The Company will host a conference call today at 5:00 p.m. Eastern Time. All participants must register prior to joining the event.

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To join and view the live webcast, please register here.
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To join by telephone, please register here.

For those unable to participate in the live event, a replay will be made available on P10’s investor relations page at www.p10alts.com.

About P10

P10 is a leading multi-asset class private markets solutions provider in the alternative asset management industry. P10’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. As of September 30, 2024, P10 has a global investor base of more than 3,800 investors across 50 states, 60 countries, and six continents, which includes some of the world’s largest pension funds, endowments, foundations, corporate pensions, and financial institutions. Visit www.p10alts.com.

Forward-Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates, or expectations contemplated will be achieved. Forward-looking statements reflect management’s current plans, estimates, and expectations, and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different; global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; our ability to make acquisitions and successfully integrate the businesses we acquire; assumptions relating to our operations, financial results, financial condition, business prospects and growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2024, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Use of Non-GAAP Financial Measures by P10

The non-GAAP financial measures contained in this press release (including, without limitation, Adjusted EBITDA, Adjusted EBITDA Margin, Fee-Related Revenue (“FRR”), Fee-Related Earnings (“FRE”), Fee-Related Earnings Margin, Adjusted Net Income (“ANI”), Fully Diluted ANI EPS and fee-paying assets under management are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included later in this press release. The Company believes the presentation of these non-GAAP measures provide useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. These non-GAAP measures should not be considered substitutes for net income or cash flows from operating, investing, or financing activities. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Key Financial & Operating Metrics

Fee-paying assets under management reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation.

P10 Investor Contact:
info@p10alts.com

P10 Media Contact:
Taylor Donate
tdonahue@prosek.com

(1) Fully Diluted ANI EPS calculations include the total of all common shares, stock options under the treasury stock method, restricted stock awards, and the redeemable non-controlling interests of P10 Intermediate converted to Class A stock as of each period presented.

Notes to Reconciliation of Non-GAAP Financial Measures

Above is a calculation of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures, which are reconciled in the table above. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA Margin, Fee-Related Revenues, Fee-Related Earnings and Fee-Related Earnings Margin to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budgets, and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects an estimate of our cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest and federal and state income taxes.

In order to compute Adjusted EBITDA, we adjust our GAAP Net Income for the following items:

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Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation);
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The cost of financing our business;
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One-time expenses related to restructuring of the management team including placement/search fees;

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Expenses related to the debt refinance completed in August 2024;
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Acquisition-related expenses which reflects the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory, as well as bonuses paid to employees directly related to the acquisition; and
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The effects of income taxes.

Fee-Related Revenues is calculated as Total Revenues less any incentive fees.

Fee-Related Earnings is a non-GAAP performance measure used to monitor our baseline earnings less any incentive fee revenue and excluding any incentive fee-related expenses.

Fee-Related Earnings Margin is calculated as Fee-Related Earnings divided by Fee-Related Revenues.

Adjusted Net Income reflects net cash paid for federal and state income taxes and cash interest expense.

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total GAAP revenues. We use Adjusted EBITDA Margin to provide an additional measure of profitability.